UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2004

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28009	33-0442860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Green Hills Road, Scotts Valley, California	95066
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (831) 430-3800

None

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On June 18, 2004, Rainmaker Systems, Inc. (the “Company”) issued a press release announcing that ABS Capital Partners III, L.P., a leading private equity firm, sold its remaining 6.5 million shares of the Company’s common stock to institutional investors, and that Tarantella, Inc. also sold its block of 505,000 shares of the Company’s common stock to institutional investors. All shares were sold at a price of $1.85 per share. Subsequent to the sale of these shares, neither ABS Capital Partners nor Tarantella has a beneficial interest in Company. Phillip A. Clough, a partner with ABS Capital Partners, has resigned his position as a member of Rainmaker’s Board of Directors. Rainmaker did not participate as a buyer or seller in either of these transactions. Roth Capital Partners, LLC was the exclusive placement agent for the securities sold in the transaction. A copy of the Company’s press release is attached hereto as Exhibit 99.1. A copy of the Stock Purchase Agreement in respect of the above-described stock sales and the related Registration Rights Agreement are attached hereto as Exhibits 99.2 and 99.3, respectively.

ITEM 7. FINANCIAL STATEMENT AND EXHIBITS

(c)	Exhibits

99.1 Press Release dated June 18, 2004, issued by Rainmaker Systems, Inc. announcing that ABS Capital Partners III, L.P., and Tarentella, Inc., have sold their remaining stockholdings in the Company.

99.2 Stock Purchase Agreement dated as of June 10, 2004, by and among ABS Capital Partners III, L.P., Tarentella, Inc., Rainmaker Systems, Inc., and the purchasers identified on the schedule thereto.

99.3 Registration Rights Agreement dated as of June 10, 2004, by and among ABS Capital Partners III, L.P., Tarentella, Inc., Rainmaker Systems, Inc., the purchasers identified on the schedule thereto and SDS Capital Group SPC, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

June 18, 2004	/s/ Martin Hernandez
Date	(Signature)

By: Martin Hernandez
Title: President and CFO